                                                                    EXHIBIT 4(c)
KEMPER INVESTORS LIFE INSURANCE COMPANY                     [ZURICH KEMPER LOGO]
A Stock Life Insurance Company
1 Kemper Drive
Long Grove, Illinois 60049-0001






RIGHT TO CANCEL - FREE LOOK PROVISION - At any time within 10 days of receiving this contract you may return it to us or to the agent through whom it was purchased. Immediately upon our receipt, this contract will be voided as if it had never been in force. All purchase payments allocated to Guarantee Periods plus the Fixed Account plus the Separate Account contract value computed at the end of the valuation period following our receipt of this contract will then be refunded within ten days.

We agree to pay an annuity to the Annuitant provided the Annuitant is living and this contract is in force on the Annuity Date.

We further agree to pay the death benefit prior to the Annuity Date upon the death of the Owner or, in certain circumstances, the death of the Annuitant. Payment will be made upon our receipt of due proof of death and the return of this contract.

This contract is issued in consideration of the attached application and payment of the initial purchase payment.

The provisions on this cover and the pages that follow are part of this contract.

Signed for Kemper Investor Life Insurance Company at its home office in Long Grove, Illinois.

       Debra P. Rezabek                         Gale K. Caruso
           Secretary                               President


INDIVIDUAL FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY

NON-PARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. WITHDRAWALS AND TRANSFERS FROM THE GUARANTEED PERIOD VALUE BEFORE THE END OF THE GUARANTEED PERIOD ARE SUBJECT TO A MARKET VALUE ADJUSTMENT.

This is a legal contract between the Owner and Kemper Investors Life Insurance Company.

READ YOUR CONTRACT CAREFULLY

Policy Form No. L-8589

                                      INDEX


                                                                                                  Page

ANNUITY OPTION TABLE                                                                    Follows page 19

ANNUITY PERIOD PROVISIONS                                                                        15 - 19
Election of Annuity Option                                                                       15 - 16
Annuity Options                                                                                  16
Transfers During the Annuity Period                                                              18 - 19

APPLICATION                                                                              Follows Contract Schedule

CONTRACT SCHEDULE                                                                        Follows Index

DEATH BENEFIT PROVISIONS                                                                         14 - 15
         Amount Payable Upon Death                                                               14
         Payment of Death Benefits                                                               14 - 15

DEFINITIONS                                                                                      5 - 7

ENDORSEMENT, if any                                                                      Follows Annuity Option Table

FIXED ACCOUNT PROVISIONS                                                                         9
         Fixed Account Contract Value                                                            9

GENERAL PROVISIONS                                                                               7 - 8
         The Contract                                                                            7
         Incontestability                                                                        7
         Assignment                                                                              7
         Reports                                                                                 7
         Premium Taxes                                                                           8

GUARANTEE PERIOD PROVISIONS                                                                      10
         Guarantee Period Value                                                                  10

OWNERSHIP PROVISIONS                                                                             8 - 9
         Owner of Contract                                                                       8
         Change of Ownership                                                                     8
         Beneficiary                                                                             8 - 9

PURCHASE PAYMENT PROVISIONS                                                                      9
         Initial Purchase Payment                                                                9
         Purchase Payment Limitations                                                            9

TRANSFER AND WITHDRAWAL PROVISIONS                                                               12 - 14
         Transfers During the Accumulation Period                                                12
         Withdrawals During the Accumulation Period                                              13
         Transfer and Withdrawal Procedures                                                      13 - 14

VARIABLE ACCOUNT PROVISIONS                                                                      10 - 12
         Separate Account                                                                        10
         Liabilities Of Separate Account                                                         10
         Subaccounts                                                                             11
         Rights Reserved By the Company                                                          11
         Accumulation Unit Value                                                                 12

                               CONTRACT SCHEDULE

DESCRIPTION OF PLAN:  INDIVIDUAL FLEXIBLE PREMIUM MODIFIED
                      GUARANTEED, FIXED AND VARIABLE DEFERRED
                      ANNUITY

THE OWNER(S), BENEFICIARY(IES) AND ANNUITY DATE ARE AS STATED IN THE APPLICATION FOR THIS CONTRACT UNLESS SUBSEQUENTLY CHANGED IN ACCORDANCE WITH THE CONTRACT PROVISIONS.

GUARANTEED PERIODS AVAILABLE ON ISSUE DATE:
     [ 1 THROUGH 10 ] YEARS

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
 SUBACCOUNTS AVAILABLE ON ISSUE DATE:
[KEMPER MONEY MARKET
KEMPER GOVT. SECURITIES
KEMPER HIGH YIELD
KEMPER TOTAL RETURN
KEMPER GROWTH
KEMPER SMALL CAP GROWTH
KEMPER INVESTMENT GRADE BOND
KEMPER TECHNOLOGY
SCUDDER BOND
SCUDDER CAPITAL GROWTH
SCUDDER INTERNATIONAL
JANUS ASPEN GROWTH
JANUS ASPEN BALANCED
JANUS ASPEN AGGRESSIVE GROWTH
JANUS ASPEN WORLDWIDE GROWTH
FIDELITY VIP II INDEX 500
FIDELITY VIP EQUITY-INCOME
FIDELITY VIP GROWTH
FIDELITY VIP II CONTRAFUND
ALGER AMERICAN GROWTH
ALGER AMERICAN SMALL CAP
ALGER MID-CAP
AMERICAN CENTURY INCOME & GROWTH
AMERICAN CENTURY VALUE
J.P. MORGAN SMALL COMPANY
DREYFUS SOCIALLY RESPONSIBLE GROWTH
WARBURG PINCUS EMERGING MARKETS]



L-8589                                                                    PAGE 2

                               CONTRACT SCHEDULE

CERTIFICATE NUMBER: K00008589                           ISSUE DATE: JULY 1, 2000

ANNUITANT: JOHN DOE

SEX: MALE                                               ISSUE AGE: 35

MAXIMUM ANNUITIZATION AGE: 95

QUALIFIED OR NONQUALIFIED TYPE: QUALIFIED

MINIMUM INITIAL PURCHASE PAYMENT:       [$25,000]
SUBSEQUENT PURCHASE PAYMENT:
            MINIMUM:                    $100
            MAXIMUM:                    [$1,000,000]

INITIAL PURCHASE PAYMENT RECEIVED:      $25,000

SEPARATE ACCOUNT CHARGES:
    DEDUCTED DAILY FROM THE SUBACCOUNTS
    MORTALITY AND EXPENSE RISK CHARGE:
        CURRENT             [1.25% ANNUALLY
        MAXIMUM             1.40% ANNUALLY]


[RECORD MAINTENANCE CHARGE:
WE WILL ASSESS A RECORDS MAINTENANCE CHARGE AT THE END OF EACH CALENDAR QUARTER, UPON A FULL WITHDRAWAL, AND ON THE ANNUITY DATE. THIS CHARGE WILL NOT BE ASSESSED AFTER THE ANNUITY DATE. THIS CHARGE WILL BE DEDUCTED ON A PROPORTIONAL BASIS FROM AMOUNTS ALLOCATED TO THE SUBACCOUNTS. TO THE EXTENT NEEDED, IT WILL BE DEDUCTED FROM THE GUARANTEE PERIODS. WE RESERVE THE RIGHT TO MAKE THIS DEDUCTION FROM THE FIXED ACCOUNT. THE AMOUNT OF THIS CHARGE WILL DEPEND ON THE SIZE OF THE CONTRACT VALUE ON THE DATE THE CHARGE IS MADE:

             AMOUNT OF                  RECORDS MAINTENANCE
             CONTRACT VALUE             FEE
             LESS THAN $25,000          $7.50
             $25,000 TO $49,999.99      $3.75
             $50,000 AND OVER           NONE]

[TRANSFER CHARGE:
WE RESERVE THE RIGHT TO CHARGE $25 FOR EACH TRANSFER IN EXCESS OF 12 IN A CONTRACT YEAR.]



L-8589                                                                    PAGE 3

                               CONTRACT SCHEDULE

MARKET VALUE ADJUSTMENT FORMULA:

[THIS ADJUSTMENT IS MADE FOR AMOUNTS TRANSFERRED OR WITHDRAWN BEFORE THE END OF A GUARANTEE PERIOD. THE ADJUSTMENT MAY BE POSITIVE OR NEGATIVE BUT THE DEDUCTION IS NEVER MORE THAN THE AMOUNT TRANSFERRED OR WITHDRAWN. THE MARKET VALUE ADJUSTMENT IS SUBTRACTED FROM THE AMOUNT THAT IS WITHDRAWN FROM THE GUARANTEE PERIOD.

THE MARKET VALUE ADJUSTMENT IS THE PRODUCT OF:

(1) .075

(2) THE NUMBER OF MONTHS (ROUNDED UP) REMAINING IN THE GUARANTEE PERIOD

(3) THE INTEREST RATE BEING GUARANTEED ON NEW ALLOCATIONS TO A GUARANTEE PERIOD WITH THE PERIOD EQUAL TO THE NUMBER OF YEARS REMAINING IN THE GUARANTEE PERIOD (ROUNDED UP) LESS THE RATE GUARANTEED ON THE MONEY BEING WITHDRAWN OR TRANSFERRED.

(4) THE AMOUNT WITHDRAWN OR TRANSFERRED.]

INITIAL ALLOCATION TO GUARANTEE PERIODS:
                 PERIOD                     RATE*
                 5 YRS                      6.00%

* STATED AS AN ANNUAL EFFECTIVE RATE





L-8589                                                                    PAGE 4

DEFINITIONS                         ACCUMULATION PERIOD: The period between the
                                    Issue Date and the Annuity Date.

                                    ACCUMULATION UNIT: An accounting unit of measure used to calculate the value of each Subaccount.

                                    AGE: The attained age of the Annuitant.

                                    ANNUITANT: The person named in the
                                    application during whose lifetime the
                                    Annuity is to be paid. When two people are named as Joint Annuitants the term "Annuitant" means the Joint Annuitants or the survivor. Under qualified plans, only the spouse may be named as Joint Annuitant. You may not change the person(s) named as the Annuitant.

                                    ANNUITY: A series of payments paid in
                                    accordance with this contract which begins on the Annuity Date.

                                    ANNUITY DATE: The date on which this
                                    Contract matures and Annuity payments begin.
                                    It must be at least one year from the Issue
                                    Date and no later than the maximum age at annuitization as stated in the Contact Schedule, unless otherwise agreed. The Owner may change the Annuity Date, but not beyond the maximum age.

                                    ANNUITY PERIOD: This is the period that
                                    starts on the Annuity Date.

                                    ANNUITY UNIT: An accounting unit of measure used to calculate this amount of variable Annuity payments after the first Annuity payment.

                                    CONTRACT VALUE: The sum of the Fixed Account
                                    Contract Value plus the Separate Account
                                    Contract Value plus the Guarantee Period
                                    Value.

                                    CONTRACT YEAR: A one-year period starting on the Issue Date and successive contract anniversaries

                                    FIXED ACCOUNT: Our assets other than those allocated to the Separate Account or any other separate account under which we guarantee a fixed rate of return.

                                    FIXED ACCOUNT CONTACT VALUE: The Fixed
                                    Account Contract Value is the value of
                                    amounts allocated under this contract to the Fixed Account.

                                    FIXED ANNUITY: An Annuity payment that does not vary with investment performance.

                                    FUND: An investment company or separate
                                    series thereof, in which the Subaccounts of the Separate Account invest.

                                    GUARANTEE PERIOD: A period of time during which an amount is to be credited with a guaranteed interest rate, subject to a Market Value Adjustment prior to the end of the Guarantee Period. The Guarantee Periods initially offered are stated in the Contract Schedule.

                                    GUARANTEE PERIOD VALUE: The (1) Purchase
                                    Payment allocated or the amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals and transfers adjusted for (4) any applicable Market Value Adjustment previously made. There is a $5000 minimum on the sum of Purchase Payments and amounts transferred to any Guarantee Period Value.

                                    ISSUE DATE: The Issue Date is stated in the
                                    Contract Schedule It is the date your
                                    initial Purchase Payment is available for use and your application has been accepted by us. It is also the date on which your Purchase Payment begins to be credited with interest and/or investment experience.

Policy Form No. L-8589                                                    Page 5

Policy Form No. L-8589                                                    Page 6

                                    MARKET ADJUSTED VALUE: A Guarantee Period
                                    Value adjusted by the Market Value
                                    Adjustment formula prior to the end of a Guarantee Period.

                                    MARKET VALUE ADJUSTMENT: An adjustment of
                                    Guarantee Period Values in accordance with the Market Value Adjustment formula prior to the end of the Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The Market Value Adjustment formula is stated in the Contract Schedule.

                                    MORTALITY AND EXPENSE RISK CHARGE: A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value. It is for our assumption of mortality risks and expense guarantees. The charge is shown on the Contract Schedule.

                                    NONQUALIFIED: This contract issued to other than a qualified plan.

                                    OWNER: See "You, Your, Yours" below.

                                    PURCHASE PAYMENTS: The dollar amount we
                                    receive in U.S. currency to buy the benefits this contract provides.

                                    QUALIFIED PLAN: This contract issued under a retirement plan which qualifies for favorable income tax treatment under Section 401, 403, 408 or 457 of the Internal Revenue Code as amended.

                                    RECORDS MAINTENANCE CHARGE: A charge
                                    assessed against your contract as specified in the Contract Schedule. We reserve the right to make this charge against the Fixed Account Contract Value or the Guarantee Period Value.

                                    RECEIVED: Received by Kemper Investors Life
                                    Insurance Company at its home office in Long
                                    Grove, Illinois.

                                    SEPARATE ACCOUNT: A unit investment trust registered with the Securities and Exchange Commission under the Investment Act of 1940 known as the KILICO Variable Annuity Separate Account.

                                    SEPARATE ACCOUNT CONTRACT VALUE: The sum of the Subaccount Values of this contract on Valuation Date.

                                    SUBACCOUNTS: The Separate Account has
                                    Subaccounts. The Subaccounts initially
                                    available are stated in the contract
                                    schedule.

                                    SUBACCOUNT VALUE: The value of each
                                    Subaccount calculated separately according to the formulas stated in this contract.

                                    VALUATION DATE: Each business day that
                                    applicable law requires that we value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

                                    VALUATION PERIOD: The period that starts at the close of a Valuation Date and ends at the close of business the next succeeding Valuation Date.

                                    VARIABLE ANNUITY: An Annuity payment which varies as to dollar amount because of Subaccount investment experience.

                                    WE, OUR, US: Kemper Investors Life Insurance
                                    Company, Long Grove, Illinois.

                                    YOU, YOUR, YOURS: The party(ies) named as
                                    Owner in the application unless later
                                    changed as provided in this contract. (See
                                    Change of Ownership.) The Owner is the
                                    Annuitant unless a different Owner is named in the application. Under a nonqualified annuity when more than one person is named as Owner, the terms "you", "your" means Joint Owners. The Owner may be changed during the lifetime of the Owner and the Annuitant. The Owner, prior to the Annuity Date or any distribution of any death benefit, has the exclusive right to exercise every option and right conferred by this contract.

GENERAL PROVISIONS

THE CONTRACT                        This contract, any attached endorsements and
                                    the attached application constitute the
                                    entire contract between the parties. All statements made in the application are deemed representation and not warranties. No statement will void this contract or be used as a defense of a claim unless it is contained in the application.

MODIFICATION OF CONTRACT            Only our president, secretary and assistant
                                    secretaries have the power to approve a
                                    change or waive any provision of this
                                    contract. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of this contract.

                                    Upon notice to the Owner or the payees
                                    during the annuity period, the contract may be modified by us as is necessary to comply with any law or regulation issued by a governmental agency to which we or the Separate Account is subject or as is necessary to assure continued qualification of the contract under the Internal Revenue Code or other laws relating to retirement plans or annuities or as otherwise may be in the best interests of the Owners. In the event of a modification, we may make appropriate endorsement to the contract and we will obtain all required regulatory approvals.

INCONTESTABILITY                    We cannot contest this contract after it has
                                    been in force for two years from the Issue
                                    Date.

CHANGE OF ANNUITY DATE              You may write to us prior to distribution of
                                    a death benefit or the first Annuity payment date and request a change of the Annuity
                                    Date.

ASSIGNMENT                          No assignment of this contract is binding
                                    unless we receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. Once filed, the rights of the Owner, Annuitant and beneficiary are subject to the assignment.
                                    Any claim is subject to proof of interest of the assignee.

DUE PROOF OF DEATH                  We must receive written proof upon the death
                                    of the Owner or the Annuitant when a death benefit is payable. The proof may be a certified death certificate, the written statement of a physician, or any other proof satisfactory to us.

CONTRACT VALUES AND                 Any available Contract Value and death
DEATH BENEFITS                      benefit will not be less than the minimum
                                    benefit required by the statutes of the
                                    state in which this contract is delivered.

NON-PARTICIPATING                   This contract does not pay dividends. It
                                    will not share in our surplus or earnings.

REPORTS At least once each Contract Year we will send you a statement showing Purchase Payments received, interest credited, investment experience, and charges made since the last report, as well as any other information required by statute.


Policy Form No. L-8589                                                    Page 7

Policy Form No. L-8589                                                    Page 8

GENERAL PROVISIONS (CONTINUED)

PREMIUM TAXES                       We will make a deduction for state premium
                                    taxes in certain situations. On any contract subject to premium tax, as provided under applicable law, the tax will be deducted from: a. The Purchase Payments when we receive them; b. the Contract Value upon total withdrawal; or c. from the total
                                    Contract Value applied to an annuity option at the time Annuity payments start.

QUALIFIED PLANS                     If this contract is issued under a qualified
                                    plan additional provisions may apply. The rider or amendment to this contract used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in the provisions.

DETERMINATION                       The method of determination by us of the
OF VALUES                           investment experience factor, the number and
                                    value of Accumulation Units, and the number and value of Annuity Units shall be conclusive upon the Owner, any Payee, and any Beneficiary.

GOVERNING LAW                       The contract will be governed by the laws of
                                    the jurisdiction where the contract is
                                    delivered and interpreted under the laws of Illinois.

CREDITORS                           The proceeds of this contract and any
                                    payment under an annuity option will be
                                    exempt from the claim of creditors and from legal process to the extent permitted by law.

OWNERSHIP PROVISIONS

OWNER OF CONTRACT                   The Annuitant is the original Owner unless
                                    otherwise provided in the application.

                                    Before the Annuity Date or any distribution of death benefit, you have the right to cancel or amend this contract if we agree. You may exercise every option and right conferred by this contract. The Joint Owners must agree to any change if more than one Owner is named.

CHANGE OF OWNERSHIP                 You may change the Owner by written request
                                    at any time while the Owner and Annuitant are alive. You must furnish information sufficient to clearly identify the new Owner to us. The change is subject to any existing assignment of this contract. When we record the effective date of the change, it will be the date the notice was signed except for action taken by us prior to receiving the request. Any change is subject to the payment of any proceeds. We may require you to return this contract to us for endorsement of a change.

BENEFICIARY DESIGNATION AND         The application for this contract shows the
CHANGE OF BENEFICIARY               original beneficiary. You may change the
                                    beneficiary if you send us a written notice in a form acceptable to us. Changes are subject to the following conditions:

                                    1. The change must be filed while the
                                       Annuitant is alive;

                                    2. This contract must be in force at the
                                       time you file a change;

                                    3. Such change must not be prohibited by the
                                       terms of an existing assignment,
                                       beneficiary designation or other
                                       restriction;

                                    4. Such change will take effect when we
                                       receive it. After we receive the change, it will take effect on the date the change form is signed. However, action taken by us before the change form was received will remain in effect; and

                                    5. The request for change must provide
                                       information sufficient to identify the
                                       new beneficiary.

                                    We may require you to return this contract for endorsement of a change.

DEATH OF BENEFICIARY                The interest of a beneficiary who dies
                                    before the distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives or is named, the distribution will be made to your estate when you die, or to the estate of the annuitant upon the death of the annuitant if you are not also the Annuitant. If a beneficiary dies within ten days of the date of your death, the death benefit will be paid as if you had survived the beneficiary.
                                    If a beneficiary dies within ten days of the death of the Annuitant and you are not the Annuitant, we will pay the death benefit as if the Annuitant survived the beneficiary.
                                    If you, the Annuitant, and the beneficiary die simultaneously, we will pay the death benefit as if you had survived the Annuitant and the beneficiary.

PURCHASE PAYMENT PROVISIONS

INITIAL PURCHASE PAYMENT            The minimum initial Purchase Payment is
                                    shown on the Contract Schedule.

PURCHASE PAYMENT                    The minimum and maximum Purchase Payments
LIMITATIONS                         that may be made are shown on the Contract
                                    Schedule. We reserve the right to waive or modify these limits and to not accept any Purchase Payment.

                                    Subsequent Purchase Payments will be
                                    allocated according to your most recent
                                    instructions at the time we receive your Purchase Payment.


PLACE OF PAYMENT                    All Purchase Payments under this contract
                                    must be paid to us at our home office or such other location as we may select. We will notify you and any other interested parties in writing of such other locations.
                                    Purchase Payments received by an agent will begin earning interest after we receive it.

FIXED ACCOUNT PROVISIONS

FIXED ACCOUNT CONTRACT VALUE        The Fixed Account Contract Value is
                                    increased by: 1. your Purchase Payment
                                    allocated to the Fixed Account; 2. amounts
                                    transferred from a Guarantee Period or
                                    Subaccount to the Fixed Account at your
                                    request; and 3. the interest credited to
                                    amounts so allocated or transferred.
                                    Transfers, charges, and withdrawals from the
                                    Fixed Account reduce the Fixed Account
                                    Contract Value.

                                    During the Accumulation Period, the Fixed
                                    Account is restricted to allocations that will be systematically transferred into the Subaccounts and Guarantee Period Accounts. At the time that you allocate a Purchase Payment or transfer money into the Fixed Account, you must choose a transfer schedule that is acceptable to us. We will credit interest at an annual effective interest rate of at least 3%. At the time of each allocation, we will guarantee a rate for at least one year or the period over which the transfer is to be effected, if less. Different interest rates may apply to different allocations. Any rate above 3% will be at our discretion. We will not unfairly discriminate between different classes of contracts.



Policy Form No. L-8589                                                    Page 9

Policy Form No. L-8589                                                   Page 10

GUARANTEE PERIOD PROVISIONS

GUARANTEE PERIOD                    We hold all amounts allocated to a Guarantee
                                    Period in a non-unitized separate account.
                                    The assets of this separate account equal to the reserves and other liabilities of this separate account will not be charged with liabilities arising out of any other business we may conduct. The initial
                                    Guarantee Periods available under the
                                    Contract are shown in the Contract Schedule.

GUARANTEE PERIOD VALUE              On any Valuation Date, the Guarantee Period
                                    Value includes:


                                    1. your Purchase Payments or transfers
                                       allocated to the Guarantee Period Value
                                       at the beginning of its Guarantee Period;
                                       plus
                                    2. interest credited; minus
                                    3. withdrawals and transfers; minus
                                    4. any applicable portion of the Records
                                       Maintenance Charge and charges for other benefits; adjusted for
                                    5. any applicable Market Value Adjustment
                                       previously made.

                                    The Guarantee Period(s) initially elected and the interest rate(s) initially credited are shown in the Contract Schedule. The initial interest rate credited to subsequent Purchase Payments will be declared at the time the payment is received.

                                    At the end of a Guarantee Period, the
                                    Guarantee Period Value will be transferred to a money market Subaccount unless you tell us to do otherwise.

ACCUMULATED GUARANTEE               On any Valuation Date, the Accumulated
PERIOD VALUE                        Guarantee Period value is the sum of the
                                    Guarantee Period Values. At any time during the Accumulation Period, the Accumulated
                                    Guarantee Period Value may be allocated to more than one Guarantee Period with our agreement.

                                    We calculate the interest credited to the Guarantee Period Value by compounding daily, at daily interest rates, rates which would produce at the end of a Contract Year a result identical to the one produced by applying an annual interest rate.

MARKET VALUE ADJUSTMENT             The Market Value Adjustment formula is
                                    stated in the Contract Schedule. This
                                    formula is applicable for both an upward or downward adjustment to a Guarantee Period
                                    Value when, prior to the end of a Guarantee
                                    Period, such value is:

                                    1. taken as a total or partial withdrawal;
                                    2. applied to purchase an Annuity; or
                                    3. transferred to another Guarantee Period,
                                       the Fixed Account or a Subaccount.

VARIABLE ACCOUNT PROVISIONS

SEPARATE ACCOUNT                    The variable benefits under this contract
                                    are provided through the KILICO Variable
                                    Annuity Separate Account. This is called the
                                    Separate Account. The Separate Account is registered with the Securities and Exchange
                                    Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by us into which a portion of the company's assets have been allocated for this contract and may be allocated for certain other contracts.

LIABILITIES OF SEPARATE             The assets equal to the reserves and other
ACCOUNT                             liabilities of the Separate Account will not
                                    be charged with liabilities arising out of any other business we may conduct.
                                    We will value the assets of the Separate
                                    Account on each Valuation Date.

VARIABLE ACCOUNT PROVISIONS (CONTINUED)


SEPARATE ACCOUNT CONTRACT           On any valuation Date the Separate Account
VALUE                               Contract Value is the sum of Its Subaccount
                                    values.

SUBACCOUNTS                         The Separate Account consists of
                                    Subaccounts. The initial Subaccounts
                                    available under this Contract are shown in the Contract Schedule. We may, from time to time, combine or remove Subaccounts in the Separate Account and establish additional
                                    Subaccounts of the Separate Account. In such event we may permit you to select other
                                    Subaccounts under this contract. However, the right to select any other Subaccount is limited by the terms and conditions we may impose on such transactions.

FUND Each Subaccount of the Separate Account will buy shares of a separate series of a fund. Each fund is registered under the Investment Company Act of 1940 as an open-end management investment company. Each series of a fund represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                                    If we establish additional Subaccounts each new Subaccount will invest in a new series of a fund or in shares of another investment company. We may also substitute other investment companies.

RIGHTS RESERVED BY THE              We reserve the right, subject to compliance
COMPANY                             with the current law or as it may be changed
                                    in the future:

                                    1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                                    2. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                                    3. To transfer any assets in any Subaccount to another Subaccount or to one or more separate accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account;

                                    4. To delete the shares of any of the
                                    portfolios of a fund or any other open-end investment company and to substitute, for the fund shares held in any Subaccount, the shares of another portfolio of a fund or the shares of another investment company or any other investment permitted by law; and

                                    5. To change the way we assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the funds in connection with the contract.

                                    When required by law, we will obtain your approval of such changes and the approval of any regulatory authority.






Policy Form No. L-8589                                                   Page 11

Policy Form No. L-8589                                                   Page 12


VARIABLE ACCOUNT PROVISIONS (CONTINUED)

ACCUMULATION UNIT VALUE             Each Subaccount has an Accumulation Unit
                                    Value. When Purchase Payments or other
                                    amounts are allocated to a Subaccount, a number of units are purchased based on the Accumulation Unit Value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

                                    The value of a Subaccount on any Valuation
                                    Date is the number of units held in the
                                    Subaccount times the Accumulation Unit Value on that Valuation Date.

                                    The Accumulation Unit Value for each
                                    subsequent Valuation Period is the
                                    investment experience factor for that period multiplied by the Accumulation Unit Value for the period immediately preceding. Each Valuation Period has a single Accumulation Unit Value that is applied to each day in the period. The number of Accumulation Units will not change as a result of investment experience.

INVESTMENT EXPERIENCE               Each Subaccount has its own investment
FACTOR                              experience factor. The investment experience
                                    of the Separate Account is calculated by applying the investment experience factor to the value in each Subaccount during a Valuation Period.

                                    The investment experience factor of a
                                    Subaccount for a Valuation Period is
                                    determined by dividing 1. by 2. and
                                    subtracting 3. from the result, where:

                                    1. is the net result of;

                                    a. the net asset value per share of the
                                    investment held in the Subaccount determined at the end of the current Valuation Period; plus

                                    b. the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                                    c. a charge or credit for taxes reserved for the current Valuation Period which we determine resulted from the investment operations of the Subaccount.

                                    2. is the net asset value per share of the investment held in the Subaccount, determined at the end of the last Valuation Period.

                                    3. is the factor representing the sum of the Separate Account charges stated in the Contract Schedule for the number of days in the Valuation Period.

TRANSFER AND WITHDRAWAL PROVISIONS

TRANSFERS DURING THE                All or part of the Separate Account Contract
ACCUMULATION PERIOD                 Value or a Guarantee Period Value may
                                    transferred to the Fixed Account or to
                                    another Subaccount or Guarantee Period. We will allow the first transfer at the end of the free look period.

                                    The Contract Value transferred into or out of the Guarantee Periods must be at least $5,000 unless the entire Guarantee Period Value is transferred. Any transfer from a Guarantee Period is subject to a Market Value Adjustment unless the transfer is effective on the Guarantee Period maturity date.

                                    No transfer may be made within seven
                                    calendar days of the date on which the first annuity payment is due.

                                    We reserve the right to charge for transfers as described in the Contract Schedule.

                                    Any transfer request must clearly specify:
                                    1. the amount which is to be transferred;
                                    and 2. the names of the accounts which are affected. We will only honor a telephone transfer request if a properly executed telephone transfer authorization is on file with us. Such request for a transfer must comply with the conditions of the authorization.

                                    We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

WITHDRAWALS DURING THE              During the Accumulation Period, you may
ACCUMULATION PERIOD                 withdraw all or part of the Contract Value
                                    reduced by any applicable premium taxes and adjusted by any applicable Market Value
                                    Adjustment. The Market Value Adjustment
                                    formula will be applied to the applicable portion of the total value withdrawn. We must receive a written request that indicates the amount of the withdrawal from the Fixed Account and each Subaccount and Guarantee Period. You must return the Contract to us if you elect a total withdrawal.

                                    Withdrawals are subject to these conditions.

                                    Withdrawals from the Subaccounts will reduce the amounts in each Subaccount on a proportional basis, unless you tell us otherwise.

                                    Each withdrawal from a Guarantee Period must be at least $5,000 or the value that remains in the Guarantee Period, if smaller;

                                    The maximum you may withdraw from any
                                    account is the value of the respective
                                    account.

                                    We reserve the right to restrict partial withdrawals from the Fixed Account in the first Contract Year.

TRANSFER AND WITHDRAWAL             We will withdraw or transfer from the Fixed
PROCEDURES                          Account or Guarantee Periods as of the
                                    Valuation Date that follows the date we
                                    receive your written or telephone transfer request. Amounts to be withdrawn or transferred from the Fixed Account or Guarantee Periods will be done on a first in
                                    - first out basis, unless you request
                                    otherwise. To process a withdrawal, the
                                    request must contain all required
                                    information.


Policy Form No. L-8589                                                   Page 13

Policy Form No. L-8589                                                   Page 14

                                    We will redeem the necessary number of
                                    Accumulation Units to achieve the dollar amount when the withdrawal or transfer is made from a Subaccount. We will reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined on the basis of the Accumulation Unit Value at the end of the Valuation Period when we receive the request, provided the request contains all required information. We will pay the amount within seven calendar days after the date we receive the request, except as provided below.

DEFERMENT OF WITHDRAWAL             If the withdrawal or transfer is to be made
TRANSFER                            from a Subaccount, we may suspend the right
                                    of withdrawal or transfer or delay payment more than seven calendar days if: 1. during any period when the New York Stock Exchange is closed other than customary weekend and holiday closings; 2. when trading markets normally utilized are restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the Accumulation Unit Value is not practical; or 3. for such other periods as the Securities and Exchange Commission by order may permit for protection of Owners.

                                    We may defer the payment of a withdrawal or transfer from the Fixed Account or Guarantee Periods, for the period permitted by law. This can never be more than six months after you send us a written request. During the period of deferral, we will continue to credit interest, at the then current interest rate(s), to the Fixed Account Contract Value and/or each Guarantee Period Value.

DEATH BENEFIT PROVISIONS

AMOUNT PAYABLE UPON DEATH           We compute the death benefit at the end of
                                    the Valuation Period following our receipt of due proof of death and the return of this contract.

                                    If death occurs prior to attaining age 75, we will pay the greater of: a. the Contract Value; or b. the total amount of Purchase Payments, less the aggregate dollar amount of all previous withdrawals or c. the amount that would have been payable in the event of a full surrender. We will pay the larger of the Contract Value or the amount that would have been payable in the event of a full surrender if death occurs at age 75 or later.

PAYMENT OF DEATH BENEFITS           If an Owner or the last surviving annuitant
                                    dies while the contract is in effect and before the Annuity Date, we will pay a death benefit. If an Owner is a non-natural person, the death of an annuitant will be considered as the death of an Owner for purposes of this death benefit provision.

                                    If an annuitant dies after the Annuity Date, the death benefit, if any, will depend on the Annuity Option in effect. If an Owner dies after the Annuity Date, income payments will be made at least as rapidly as under the method of distribution being used as of the date of such death.

                                    We will pay the death benefit to the
                                    beneficiary when we receive due proof of death. We will then have no further obligation under this contract.

                                    When you die, we will pay the death benefit in a lump sum. The entire interest in the contract must be distributed within five years from the date of death unless it is applied under an Annuity Option or the spouse continues the contract as described below.

                                    Instead of a lump sum payment the
                                    beneficiary may elect to have the death
                                    benefit distributed as stated in Option 1 for a period not to exceed the beneficiary's life expectancy; or Options 2, or 3 based upon the life expectancy of the beneficiary as prescribed by federal regulations. The beneficiary must make this choice within sixty days of the time we receive due proof of death and distribution must commence within one year of the date of death.

                                    If the beneficiary is not a natural person, the beneficiary must elect that the entire death benefit be distributed within five years of your death.

                                    Distribution of the death benefit must start within one year after your death. It may start later if prescribed by federal regulations.

                                    If the primary beneficiary is the surviving spouse when you die, the surviving spouse may elect to be the successor Owner of this contract, in lieu of receiving a death benefit. There will be no requirement to start a distribution of death benefits.

ANNUITY PERIOD PROVISIONS

ELECTION OF ANNUITY OPTION          We must receive an election of Annuity
                                    option in writing. You may make an election before the Annuity Date providing the Annuitant is alive. The Annuitant may make an election on the Annuity Date unless you have restricted the right to make such an election. The beneficiary may make an election when we pay the death benefit.

                                    An election will be revoked by 1. a
                                    subsequent change of beneficiary; or 2. an assignment of this contract unless the assignment provides otherwise.

                                    Subject to the terms of the death benefit provision, the beneficiary may elect to have the death benefit remain with us under one of the Annuity options.

                                    If an Annuity option is not elected, an
                                    Annuity will be paid under Option 3 for a guaranteed period of ten years and for as long thereafter as the Annuitant is alive.

                                    If the total Contract Value is applied under one of the Annuity options, this contract must be surrendered to us.

                                    An option cannot be changed after the first
                                    Annuity payment is made.

                                    If, on the seventh calendar day before the first Annuity payment due date, all the Contract Value is allocated to the Fixed Account or Guarantee Periods, the Annuity will be paid as a Fixed Annuity. The Fixed Annuity is funded in our General Account, which consists of our assets other than those allocated to the Separate Account or any other separate account. If all of the Contract Value on such date is allocated to the Separate Account, the Annuity will be paid as a Variable Annuity. If the Contract Value on such date is allocated to both the Fixed Account or a Guarantee Period and a Subaccount, then the Annuity will be paid as a combination of a Fixed and a Variable Annuity. A Fixed and Variable Annuity payment will reflect the investment performance of the Subaccounts in accordance with the allocation of the Contract Values existing on such date. Allocations will not be changed thereafter, except as provided in the Transfers During the Annuity Period provision of this contract.


Policy Form No. L-8589                                                   Page 15

Policy Form No. L-8589                                                   Page 16

                                    Payments for all options are derived from the applicable tables. Current Annuity rates will be used if they produce greater payments than those quoted in the contract. The age in the tables is the age of the payee on the last birthday before the first payment is due. We reserve the right to deduct one year from the age for each 10 calendar years that have elapsed since the year 2000.

                                    The option selected must result in a payment that is at least equal to our minimum payment, according to our rules, at the time the Annuity option is chosen. If at any time the payments are less than the minimum payment, we have the right to increase the period between payment to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

OPTION 1

SPECIFIED PERIOD                    We will make monthly payments for a fixed
                                    number of installments. Payments must be made for at least 5 years, but not more than 30 years.

OPTION 2

LIFE ANNUITY                        We will make monthly payments while the
                                    payee is alive.

OPTION 3

LIFE ANNUITY WITH                   We will make monthly payments for a
INSTALLMENTS GUARANTEED             guaranteed period and thereafter while the
                                    payee is alive. The guaranteed period must be selected at the time the Annuity option is chosen. The guaranteed periods available are 5, 10, 15 and 20 years.

OPTION 4

JOINT AND SURVIVOR ANNUITY          We will pay the full monthly income while
                                    both payees are alive. Upon the death of either payee, we will continue to pay the surviving payee a percentage of the original monthly payment. The percentage payable to the surviving payee must be selected at the time the Annuity option is chosen. The percentages available are 50%, 66 2/3%, 75% and 100%.

OTHER OPTIONS                       We may make other Annuity options available.
                                    Payments are also available on a quarterly, semi-annual or annual basis.

FIXED ANNUITY                       The Contract Value allocated to the Fixed
                                    Account or the Guarantee Periods on the
                                    first day preceding the date on which the first Annuity Payment is due is first reduced by any premium taxes and charges that apply. The value that remains will be used to determine the Fixed Annuity monthly payment in accordance with the Annuity option selected.

VARIABLE ANNUITY                    The Separate Account Contract Value, at the
                                    end of the Valuation period preceding the Valuation Period that includes the date on which the first Annuity payment is due, is first reduced by any Records Maintenance
                                    Charge, charges for other benefits if any that may be added by a rider to this Contract and any premium taxes that apply.
                                    The value that remains is used to determine the first monthly Annuity payment. The first monthly Annuity payment is based upon the guaranteed Annuity option shown in the Annuity Option Table. You may elect any option available. The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity
                                    Units per payment will change. Some annuity options provide for a reduction in the income level upon the death of an annuitant, which will reduce the number of Annuity
                                    Units.

                                    The number of Annuity Units for each
                                    Subaccount is calculated by dividing a. by
                                    b. where:

                                    a. is the amount of the monthly payment that can be attributed to that Subaccount, and

                                    b. is the Annuity Unit Value for that
                                    Subaccount at the end of the Valuation
                                    Period. The Valuation Period includes the date on which the payment is made.

                                    Monthly Annuity payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. times b. where:

                                    a. is the number of Annuity Units per
                                    payment in each Subaccount; and

                                    b. is the Annuity Unit Value for that
                                    Subaccount at the end of the Valuation
                                    Period. The Valuation Period includes the date on which the payment is made.

                                    After the first payment, we guarantee that the dollar amount of each Annuity payment will not be affected adversely by actual expenses or changes in mortality experience from the expense and mortality assumptions on which we based the first payment.

ANNUITY UNIT VALUE                  The value of an Annuity Unit for each
                                    Subaccount, at the end of any subsequent
                                    Valuation Period is determined by
                                    multiplying the result of a. times b. by c.
                                    where:

                                    a. is the Annuity Unit Value for the
                                    immediately preceding Valuation Period; and

                                    b. is the net investment factor for the
                                    Valuation Period for which the Annuity Unit
                                    Value is being calculated; and

                                    c. is the interest factor of .99993235 per calendar day of such subsequent Valuation Period to offset the effect of the assumed rate of 2.50% per year used in the Annuity Option Table.







Policy Form No. L-8589                                                   Page 17

Policy Form No. L-8589                                                   Page 18

                                    THE NET INVESTMENT FACTOR FOR EACH
                                    SUBACCOUNT FOR ANY VALUATION PERIOD IS
                                    DETERMINED BY DIVIDING A. BY B. WHERE:

                                    a. is the value of an Annuity Unit of the applicable Subaccount as of the end of the current Valuation Period plus or minus the per share charge or credit for taxes reserved.

                                    b. is the value of an Annuity Unit of the applicable Subaccount as of the end of the immediately preceding Valuation Period, plus or minus the per share charge or credit for taxes reserved.

TRANSFERS DURING THE                During the Annuity Period, the payee(s) may
ANNUITY PERIOD                      not convert Fixed Annuity payment to
                                    Variable Annuity payments. However, during the Annuity Period, the payee(s), by sending us a written notice in a form satisfactory to us, may convert Variable Annuity payments to Fixed Annuity payments; or have Variable
                                    Annuity payments reflect the investment
                                    experience of other Subaccounts. A transfer may be made subject to the following:

                                    1. Transfers from a Subaccount to the
                                    General Account can be effective only on an anniversary of the first Annuity payment date. We must receive notice of such transfer at least thirty days prior to the effective date of the transfer. Unless you specify otherwise, transfers to the General Account from the Separate Account will be proportional among the Subaccounts.

                                    2. Transfers from one Subaccount to another
                                    Subaccount will be effective during the
                                    Valuation Period next succeeding the date the notice is received by us. However, if the notice for the transfer is received within seven days immediately preceding an Annuity payment date, the transfer will be effective during the Valuation Period next succeeding that Annuity payment date.

                                    3. We reserve the right to limit the number of transfers between Subaccounts to no less than once each contract year.

                                    4. We reserve the right to limit the number of Subaccounts that may be used at one time to no less than 3.

                                    5. Requests for transfers must meet our
                                    current rules and be in a form acceptable to us.

                                    The number of Annuity Units per payment
                                    attributable to a Subaccount to which
                                    transfer is made is equal to, in the case of a transfer between Subaccounts, the number of Annuity Units per payment in the Subaccount from which transfer is being made multiplied by the Annuity Unit Value for that Subaccount divided by the Annuity Unit Value for the Subaccount to which transfer is being made.

                                    The amount of money allocated to the General
                                    Account in the event of a transfer from a Subaccount equals the annuity reserve for the payee's interest in such Subaccount. The annuity reserve is the product of a. multiplied by b. multiplied by c. where: a. is the number of Annuity Units representing the payee's interest in such Subaccount per Annuity payment; b. is the Annuity Unit Value for such Subaccount; and c. is the present value of $1.00 per payment period using the attained age(s) of the payee(s) and any remaining guaranteed payment that may be due at the time of the transfer. The fixed monthly payments resulting from the transfer will not be less than the amount purchased using the guarantees under this contract. Money allocated to the General Account upon such transfer will be applied under the same Annuity option as originally elected. Any guaranteed period payments will be adjusted to reflect the number of guaranteed payments that have already been made. If all guaranteed payments have already been made, no further payments will be guaranteed.

                                    All amounts and Annuity Unit Values are
                                    determined as of the end of the Valuation
                                    Period which precedes the effective date of the transfer.

                                    We reserve the right at any time and without notice to any party to terminate, suspend or modify the transfer privileges.

SUPPLEMENTARY AGREEMENT             A supplementary agreement will be issued to
                                    reflect payments that will be made under a settlement option. If payment is made as a death benefit distribution, the effective date will be the date of death. Otherwise the effective date will be the date chosen by the Owner.

DATE OF FIRST PAYMENT               Interest, under an option, will start to
                                    accrue on the effective date of the
                                    supplementary agreement. The supplementary agreement will provide details on the payments to be made.

EVIDENCE OF AGE, SEX                We may require satisfactory evidence of the
AND SURVIVAL                        age, sex and the continued survival of any
                                    person on whose life the income is based.

MISSTATEMENT OF AGE OR SEX          If the age or sex of the payee has been
                                    misstated, the amount payable under this contract will be such as the Purchase
                                    Payments sent to us would have purchased at the correct age or sex. Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments we may make under this contract.

BASIS OF ANNUITY OPTIONS            The guaranteed monthly payments are based on
                                    an interest rate of 2.50% per year and where mortality is involved, the A2000 Table developed by the Society of Actuaries. We may also make available Variable Annuity payment options based on assumed investment rates other than 2.50%.

DISBURSEMENT OF FUNDS               When the payee dies, the value of any unpaid
UPON DEATH OF PAYEE:                installments will be paid in one sum, to the
UNDER OPTIONS 1 OR 3                estate of the payee unless otherwise
                                    provided in the agreement. The commuted
                                    value for fixed installments based upon a minimum interest rate of not less than 2.50% will be paid. The commuted value of any variable installments will be determined by applying the Annuity Unit Value next determined following our receipt of due proof of death and will be based on the Assumed Investment Return.

PROTECTION OF BENEFITS              Unless otherwise provided in the
                                    supplementary agreement, the payee may not commute, anticipate, assign, alienate or otherwise hinder the receipt of any payment.


Policy Form No. L-8589                                                   Page 19

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

OPTION ONE - SPECIFIED PERIOD


Number                     Number                    Number                     Number
of years Monthly           of years Monthly          of years Monthly           of years Monthly
selected Payment           selected Payment          selected Payment           selected Payment
5        17.69             12       8.01             19       5.48              26      4.33
6        14.92             13       7.48             20       5.27              27      4.22
7        12.94             14       7.03             21       5.08              28      4.11
8        11.46             15       6.64             22       4.90              29      4.02
9        10.31             16       6.29             23       4.74              30      3.92
10        9.39             17       5.99             24       4.59
11        8.64             18       5.72             25       4.46


OPTION TWO AND THREE - LIFE ANNUITY WITH INSTALLMENTS GUARANTEED

Age of            Monthly Payments Guaranteed        Age of            Monthly Payments Guaranteed
Male                                                 Female
Payee    NONE     60       120      180     240      Payee    NONE     60       120     180      240
55       4.17     4.16     4.13     4.06    3.96     55       3.87     3.86     3.84    3.81     3.75
56       4.27     4.25     4.21     4.14    4.03     56       3.95     3.94     3.92    3.88     3.82
57       4.36     4.35     4.30     4.22    4.09     57       4.03     4.02     4.00    3.95     3.88
58       4.46     4.45     4.40     4.30    4.16     58       4.11     4.11     4.08    4.03     3.95
59       4.57     4.55     4.50     4.39    4.22     59       4.21     4.20     4.17    4.11     4.01
60       4.69     4.67     4.60     4.48    4.29     60       4.30     4.29     4.26    4.19     4.08
61       4.81     4.79     4.71     4.57    4.36     61       4.41     4.40     4.35    4.28     4.15
62       4.94     4.92     4.83     4.66    4.43     62       4.52     4.50     4.46    4.37     4.23
63       5.09     5.05     4.95     4.76    4.49     63       4.64     4.62     4.56    4.46     4.30
64       5.24     5.20     5.08     4.86    4.56     64       4.76     4.74     4.68    4.56     4.37
65       5.40     5.35     5.21     4.96    4.62     65       4.90     4.87     4.80    4.66     4.45
66       5.57     5.52     5.35     5.06    4.69     66       5.04     5.01     4.93    4.77     4.52
67       5.75     5.69     5.49     5.17    4.75     67       5.19     5.16     5.06    4.87     4.59
68       5.95     5.87     5.64     5.27    4.81     68       5.36     5.32     5.20    4.98     4.66
69       6.15     6.07     5.80     5.37    4.86     69       5.53     5.49     5.35    5.10     4.73
70       6.38     6.27     5.96     5.48    4.91     70       5.72     5.68     5.51    5.21     4.80
71       6.61     6.49     6.12     5.58    4.96     71       5.93     5.87     5.67    5.33     4.86
72       6.86     6.72     6.29     5.68    5.00     72       6.15     6.08     5.85    5.44     4.92
73       7.13     6.96     6.47     5.77    5.04     73       6.39     6.31     6.03    5.56     4.97
74       7.42     7.21     6.64     5.86    5.08     74       6.65     6.55     6.21    5.67     5.02
75       7.72     7.48     6.82     5.95    5.11     75       6.93     6.81     6.41    5.78     5.06
76       8.05     7.76     7.00     6.03    5.14     76       7.24     7.08     6.60    5.88     5.10
77       8.40     8.06     7.18     6.11    5.17     77       7.57     7.38     6.80    5.98     5.13
78       8.77     8.37     7.35     6.18    5.19     78       7.92     7.69     7.01    6.07     5.16
79       9.18     8.69     7.53     6.25    5.20     79       8.31     8.02     7.21    6.15     5.18
80       9.60     9.03     7.70     6.31    5.22     80       8.72     8.37     7.41    6.23     5.20
81      10.06     9.38     7.86     6.36    5.23     81       9.17     8.74     7.61    6.30     5.22
82      10.55     9.74     8.02     6.41    5.24     82       9.66     9.13     7.80    6.35     5.23
83      11.07    10.12     8.17     6.45    5.25     83      10.20     9.54     7.98    6.41     5.24
84      11.63    10.50     8.32     6.49    5.26     84      10.77     9.96     8.15    6.45     5.25
85      12.22    10.89     8.45     6.52    5.26     85      11.39    10.40     8.31    6.49     5.26

                              ANNUITY OPTION TABLE
                                   (CONTINUED)




OPTION FOUR - JOINT AND 100% SURVIVOR ANNUITY

Age of                     Age of Female Payee
Male
Payee      55       60       65       70      75       80       85
55       3.49     3.66     3.81     3.93    4.02     4.08     4.12
60       3.61     3.83     4.05     4.24    4.40     4.52     4.59
65       3.69     3.97     4.28     4.57    4.84     5.05     5.20
70       3.76     4.09     4.47     4.89    5.31     5.67     5.95
75       3.80     4.17     4.63     5.16    5.75     6.34     6.83
80       3.83     4.23     4.73     5.37    6.14     6.99     7.80
85       3.84     4.26     4.80     5.51    6.44     7.55     8.75




Rates for ages not shown here will be provided upon request.

INDIVIDUAL FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY

NON-PARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. WITHDRAWALS AND TRANSFERS FROM THE GUARANTEED PERIOD VALUE BEFORE THE END OF THE GUARANTEED PERIOD ARE SUBJECT TO A MARKET VALUE ADJUSTMENT.

This is a legal contract between the Owner and Kemper Investors Life Insurance Company.

READ YOUR CONTRACT CAREFULLY


KEMPER INVESTORS LIFE INSURANCE COMPANY
A Stock Life Insurance Company
1 Kemper Drive, Long Grove, Illinois  60049-0001

Policy Form No. L-8589